SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 18, 2000


                            XCEL MANAGEMENT, INC.
                            ----------------------
            (Exact name of Registrant as specified in its Charter)



             UTAH                        0-22814         87-0363613
-------------------------------       -------------   ----------------
(State or other Jurisdiction of       (Commission     (I.R.S. Employer
Incorporation or Organization)          File No.)     Identification No.)


1101 Broadway Plaza
Tacoma, Washington                                    98401
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(Address of Principal Executive Offices)           (Zip Code)


      Registrant's Telephone Number including Area Code: (253) 383-1085


                  781 East 2300 South, Bountiful, Utah 84010
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            Former name, former address and former fiscal year,
                        if changed since last report.

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Item 1.  Changes in Control of Registrant.

       On February 18, 2000, Xcel Management, Inc. (the "Company" or the "Registrant") completed an Asset Purchase Agreement (the "Agreement") with Insynq, Inc. ("Insynq"), a privately-held Washington corporation, under the terms of which the Registrant acquired substantially all of the assets of Insynq, and assumed substantially all of the obligations of Insynq, in exchange for the issuance of a total of 7,604,050 shares of restricted common stock of the Company which were distributed to the shareholders of Insynq in a
liquidating dissolution of Insynq.   The terms of the Asset Purchase Agreement
were negotiated between the Registrant and its representatives, and Insynq and its representatives, and were not based on an appraisal or any other formal method of valuation of the respective companies or businesses.

      As a result of the completion of this transaction, the Registrant now has a total of approximately 9,404,050 shares issued and outstanding, of which 7,604,050 shares, or 81% of the issued and outstanding common stock, are held by the former Insynq shareholders. In connection with the consummation of the Agreement, Dallin Bagley and Steve Rippon, officers and directors of the Registrant, resigned as officers and directors, and were replaced as directors, seriatum, by John Gorst and Carroll Benton, who were officers, directors and the principal shareholders of Insynq. In addition, the board of directors was expanded to three individuals, and Mr. David Selmon was elected
as an additional director of the Registrant.   On February 19, 2000, John
Gorst was elected by the new board of directors as the Chairman of the Board and Chief Executive Officer of the Company, and M. Carroll Benton was elected as the Secretary/Treasurer of the Company.

      In connection with the completion of the transaction, Mr. Gorst and Ms. Benton were issued a total of 3,609,418 and 1,946,956 shares, respectively, of the Company's restricted common stock, as a pro rata distribution of their ownership interest in Insynq. As a result, Mr. Gorst now holds approximately 38%, and Ms. Benton now holds approximately 21%, of the issued and outstanding
common stock of the Company following the transaction.   Mr. Gorst and Ms.
Benton together hold an aggregate of 5,556,374 shares, or approximately 59% of the issued and outstanding common stock of the Company. Therefore, as a result of the completion of the Agreement, Mr. Gorst and Ms. Benton may be deemed to be in control of the Registrant. Mr. Selmon is not a shareholder of the Company.

       For details regarding the terms of the Agreement and the assets and business acquired, see "Item 2. Acquisition or Disposition of Assets," below.

Item 2.  Acquisition or Disposition of Assets.

General

       On January 26, 2000, the Registrant entered into an Asset Purchase Agreement with Insynq, a Washington corporation. The terms of the Agreement were substantially completed on February 18, 2000. Under the terms of the Agreement, the Registrant acquired substantially all of the assets of Insynq, and assumed substantially all of the obligations of Insynq, in exchange

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for the issuance by the Company of a total of 7,604,050 shares of restricted common stock of the Company, to the Insynq shareholders pro rata in a liquidating distribution. As a result of the transaction, the Company now has a total of approximately 9,404,050 shares issued and outstanding, of which 7,604,050 shares, or approximately 81% are now held by the former Insynq shareholders. In connection with the Agreement, Insynq obtained approval of the sale of its assets by its shareholders at a duly called and convened shareholders' meeting.

     As a result of the Agreement, the Registrant has acquired essentially all of the assets, tangible and intangible, of Insynq. These assets include computer hardware and software, related equipment, furniture and fixtures, proprietary technology developed by Insynq, described below, all contractual rights including capitalized lease equipment and other leasehold rights, tradenames and trademarks and all client lists and marketing data and materials, cash and cash equivalents, accounts receivable, inventory, work in
progress and related assets.   As of October 31, 1999, Insynq reported in an
audited balance sheet as of that date, total assets of $1,068,829. As indicated below, the asset considered most valuable by Insynq and the Registrant in completing the Agreement, is Insynq's proprietary data utility services system that was designed to offer enhanced technological computer processing and communication capabilities.

      In connection with the Agreement, the Registrant has assumed essentially all of the obligations and liabilities of Insynq, including capital lease obligations on equipment (approximately $587,517 as of October 31, 1999), accounts payable, accrued payroll and other business taxes, notes payable, and other liabilities. As of October 31, 1999, total liabilities were $787,806.67. In addition to such liabilities, the Registrant has agreed to assume all other contractual obligations of Insynq. In that regard, it is anticipated that the Registrant will enter into employment contracts with James R. Leigh III, Carey M. Holladay and Donald L. Manzano, key employees, on substantially the same terms as the employment contracts between each of said individuals and Insynq. In addition, the Company has agreed to assume all equipment leases, leasehold obligations covering office space utilized by Insynq, all consulting contracts, and all other contract obligations.
Finally, at the time of completion of the Insynq asset acquisition, Insynq had outstanding to various shareholders, a number of warrants and options, entitling the holders to purchase shares up to a total of 6,220,300 shares of restricted common stock of Insynq. The Registrant has agreed to convert the outstanding Insynq warrants and options, to substantially equivalent warrants and options to purchase restricted shares of common stock of the Registrant, subject to appropriate compliance with state and federal securities laws. Following such conversion, it is anticipated the Registrant will have outstanding warrants and options to purchase a total of approximately 3,110,150 shares of common stock, at exercise prices of between $1.00 and $15.00 per share.

New Business of Registrant

      As a result of the acquisition by the Company of the assets of Insynq,
the Company will continue the business of Insynq.   The Company has been
assigned the tradename "InsynQ," which it intends to use as a tradename and d/b/a in its business. The Registrant is currently considering whether it will undertake efforts to call a meeting of the Registrant's shareholders to

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amend the Company's articles of incorporation to make a formal corporate name change to "Insynq, Inc.,"or such similar name as determined by the board of directors.

       Insynq is a provider of computer hardware, software, computer/internet related telephonic requirements and services, access to web services of all kinds, access to internet marketing assistance and related equipment and services. It offers these services as an integrated whole; in other words, Insynq is an on-line provider of hardware and software, together with related support services, on a rental, fee or sales basis, with its best margins arising from fee services. Insynq was incorporated in August, 1998, and, therefore, it is in the development stage with a limited history of operations. During the ten (10) months ended October 31, 1999, Insynq had total revenue of $91,075, with operating losses for such ten month period of $128,220.

       Insynq targets small businesses and high-end home offices for the sale of hardware and software and access to related services. It provides these not in a retail setting, but by attempting to convince customers and subscribers to adopt a cost effective on-line solution to building and to maintain an information technology system through the adoption of a "server-based" computing as an alternative to both local area networks
(LAN's), and traditional client/server implementations.   Insynq will
concentrate on the small business and high-end home office user ("SOHO"), and markets itself as an "internet utility company" that can provide cost-effectively all of the computer software, hardware, telecommunication and internet needs for the SOHO markets.

     The Company's offices and headquarters, consisting of approximately 1,800 square feet, are located at 705 South 9th, Suite 305, Tacoma, Washington 98405. In approximately the end of March, 2000, the Company will be moving to new space, consisting of approximately 18,000 square feet, located at 1101 Broadway Plaza, Tacoma, Washington 98401. The Company has assumed Insynq's
leasehold obligations at these locations.   The Company has also assumed
Insynq's leasehold obligation covering office space located at 3017 Douglas Boulevard, Suite 300, Roseville, California, consisting of approximately 2,000 square feet.

      The Company has approximately 30 employees, formerly Insynq employees, consisting of the Company's management, clerical, approximately 10 to12 technical people, and an additional 10 marketing and sales personnel.

Management

       As a result of the consummation of the Asset Purchase Agreement, the Registrant has new management consisting of John P. Gorst, Chief Executive Officer, Chairman and a director; M. Carroll Benton, Secretary/ Treasurer and a director; and David D. Selmon, a director. A brief biographical description of each of these individuals is set forth below.

       John P. Gorst was the co-founder of Insynq and has directed all development and business efforts for Insynq. Mr. Gorst has over eleven (11) years experience in founding entrepreneurial technology ventures, specifically in the development of software and data

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services for business.  His prior experience includes serving as Vice
President and General Manager of Interactive Information Systems Corp., a business based in the Pacific Northwest Region, and a training/IS consulting
business in conjunction with Nynex Business Centers of New York.   Mr. Gorst's
primary responsibilities will be as Chairman of the Board and Chief Executive Officer. In such capacities, Mr. Gorst will be responsible for directing company strategy, and positioning the Registrant in the marketing by forging strategic business alliances. It is also anticipated that Mr. Gorst will also serve as the Company's spokesperson at tradeshows, press conferences and industry meetings. Mr. Gorst earned a bachelors degree in business administration from Harrington University, and expects to complete his masters in business administration degree in the first quarter of 2000.

       M. Carroll Benton has been with Insynq since its inception in 1997, and
is a co-founder of Insynq.   She has directed and managed the fiscal
responsibilities of Insynq. Ms. Benton's early career spanned both the public and private sectors working largely with the banking system and higher education institutions, assisting in the development and deployment of computer systems. Ms. Benton has managed a 13 state insurance brokerage firm and has been a consultant to the small to medium business markets via accounting system design, support and business practice analysis. She has taught undergraduate accounting courses at several Puget Sound colleges and universities. With an in-depth understanding of Insynq's accounting infrastructure and vendor leases, Ms. Benton directs Insynq's current financial practices. Formerly with Benton & Benton, a certified public accounting firm, for a period of over twenty (20) years, Ms. Benton has over twenty five (25) years of financial expertise to the business.

      David D. Selmon, age 43, has been employed as an accountant and tax professional since approximately 1979. Mr. Selmon is a certified tax professional. He graduated from the University of Houston, magna cum laude, in 1983, with a bachelor's degree in accounting and business administration.

Item 6.  Resignations of Registrant's Directors.

      In connection with the consummation of the Asset Purchase Agreement, on February 18, 2000, described under Item 1 and Item 2 above, Steve Rippon and Dallin Bagley have resigned as officers and directors of the Corporation.

Item 7.  Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

       Pursuant to subparagraphs (a)(4) and (b)(4) of Item 7 of Form 8-K, the financial statements of Insynq and the pro forma financial information required under Item 7, shall be provided by amendment to this Form 8-K no later than sixty (60) after the date of filing of this initial Form 8-K.


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b) Exhibits

     The following exhibits are filed as part of this report:

Exhibit No.  SEC Ref. No.           Description/Title of Document
----------   -----------            ------------------------------

   1            EX - 2               Asset Purchase Agreement

   2            EX- 17               Director Resignations




                                  SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          REGISTRANT:

                                          XCEL MANAGEMENT, INC.

Date: March 3, 2000                       By: /s/ John Gorst
                                             --------------------
                                              John Gorst, President